Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form S-4 of our report dated August 22, 2023, which includes an explanatory paragraph regarding Spinal Stabilization Technologies, LLC’s ability to continue as a going concern, relating to the consolidated financial statements of Spinal Stabilization Technologies, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

December 28, 2023